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                                                                EXHIBIT 10.34


                                     RESOLUTIONS
                                        OF THE
                                  BOARD OF DIRECTORS
                                          OF
                              HILTON HOTELS CORPORATION
                        AMENDING EMPLOYEE STOCK PURCHASE PLAN


          WHEREAS, this Corporation maintains the Hilton Hotels Corporation Employee Stock Purchase Plan (the "Plan"); and

          WHEREAS, this Board of Directors has the authority to amend the Plan; and

          WHEREAS, this Board of Directors, after discussion and deliberation, has determined that it is desirable to amend the Plan as set forth herein;

          NOW, THEREFORE, BE IT RESOLVED, that Section 9 of the Plan is amended, effective January 1, 1997, to read as follows:

     "9.  EXERCISE OF OPTION

          Unless a Participant's Plan participation is terminated as provided in
          Section 11, his or her Option for the purchase of Shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant's part, and the maximum number of whole Shares subject to such Option shall be purchased at the Option Price with the balance of such Participant's Account. The Committee may permit the purchase of fractional share interests and establish such rules as it deems appropriate regarding such purchases. If any amount remains in a Participant's Account after the exercise of his or her Option on the Exercise Date: (i) such amount shall be credited to such Participant's Account for the next Offering Period, if he or she is then a Participant; or (ii) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date."

          RESOLVED FURTHER, that Section 10 of the Plan is amended, effective January 1, 1997, by adding the following sentence at the end thereof:

          "If the Committee provides for such a recordkeeping service, the Committee may also require or provide that any dividends paid with respect to Shares held by the recordkeeper be used by the recordkeeper to purchase additional Shares. The Committee may also adopt such rules as it deems appropriate for the delivery or cash-out of fractional share interests."